================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              GREATER BAY BANCORP
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                              GREATER BAY BANCORP
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 1997


TO THE SHAREHOLDERS OF GREATER BAY BANCORP:

          NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of Greater Bay Bancorp (the "Company") will be held at the principal executive offices of the Company, 2860 West Bayshore Road, Palo Alto, California 94303 on Wednesday, June 18, 1997, at 5:00 p.m., for the following purposes, all as set forth in the attached Proxy Statement:

          1. ELECTION OF DIRECTORS. To elect (i) three persons to serve on the Board of Directors as Class I Directors for an initial term of one year expiring at the 1998 Annual Meeting of Shareholders; (ii) three persons to serve on the Board of Directors as Class II Directors for an initial term of two years expiring at the 1999 Annual Meeting of Shareholders; and (iii) four persons to serve on the Board of Directors as Class III Directors for an initial term of three years expiring at the 2000 Annual Meeting of Shareholders; each to serve until his successor is elected and has qualified. The following three persons are the Board of Directors' nominees to serve as Class I Directors for an initial term of one year:

                                James E. Jackson
                               Duncan L. Matteson
                            Edwin E. van Bronkhorst

          The following persons are the Board of Directors' nominees to serve as Class II Directors for an initial term of two years:

                                 John M. Gatto
                                Dick J. Randall
                                Donald H. Seiler

          The following four persons are the Board of Directors' nominees to serve as Class III Directors for an initial term of three years:

                              David L. Kalkbrenner
                                 Rex D. Lindsay
                                Glen McLaughlin
                                Warren R. Thoits

          2. AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN. To consider and vote upon a proposal to amend the Greater Bay Bancorp Employee Stock Purchase Plan to increase the number of shares of the Company's common stock reserved for issuance thereunder by 100,000 shares.

          3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year ending December 31, 1997.

          4. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

          Article IV, Section 2 of the Bylaws of the Company provides for the nomination of directors in the following manner:

          "Nomination for election of directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail (if permitted by law), no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder:

          (a) the name and address of each proposed nominee;

          (b) the principal occupation of each proposed nominee;

          (c) the number of shares of capital stock of the corporation owned by each proposed nominee;

          (d) the name and residence address of the notifying shareholder; and

          (e) the number of shares of capital stock of the corporation owned by the notifying shareholder.

Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected."

          Only those shareholders of record at the close of business on May 5, 1997 shall be entitled to notice of and to vote at the Meeting.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Warren R. Thoits

                                       WARREN R. THOITS
                                       CORPORATE SECRETARY


Palo Alto, California
Dated:  May 13, 1997

                              GREATER BAY BANCORP
                            2860 WEST BAYSHORE ROAD
                          PALO ALTO, CALIFORNIA  94303
                                 (415) 813-8200

                      ____________________________________

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 18, 1997
                      ____________________________________


                                  INTRODUCTION

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Greater Bay Bancorp (the "Company") for use at its Annual Meeting of Shareholders (the "Meeting") to be held at the principal executive offices of the Company, 2860 West Bayshore Road, Palo Alto, California 94303 on Wednesday, June 18, 1997, at 5:00 p.m., and at any and all adjournments thereof. It is expected that this Proxy Statement and enclosed form of proxy will be mailed to shareholders on or about May 13, 1997.

MATTERS TO BE CONSIDERED

          The matters to be considered and voted upon at the Meeting are:

          1. ELECTION OF DIRECTORS. To elect (i) three persons to serve on the Board of Directors as Class I Directors for an initial term of one year expiring at the 1998 Annual Meeting of Shareholders;
               (ii) three persons to serve on the Board of Directors as Class II Directors for an initial term of two years expiring at the 1999 Annual Meeting of Shareholders; and (iii) four persons to serve on the Board of Directors as Class III Directors for an initial term of three years expiring at the 2000 Annual Meeting of Shareholders; each to serve until his successor is elected and has qualified.

          2. AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN. To consider and vote upon a proposal to amend the Greater Bay Bancorp Employee Stock Purchase Plan to increase the number of shares of the Company's common stock reserved for issuance thereunder by 100,000 shares.

          3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year ending December 31, 1997.

          4. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

COSTS OF SOLICITATION OF PROXIES

          The Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. It is contemplated that proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. The Company has engaged Shareholder Communications Corporation to solicit proxies from brokers, nominees, fiduciaries and other custodians. The cost of this service is approximately

$6,500 plus out-of-pocket expenses in an anticipated maximum additional amount of $3,500. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies if the Board of Directors of the Company determines that this is advisable.

OUTSTANDING SECURITIES, VOTING RIGHTS AND REVOCABILITY OF PROXIES

          There were issued and outstanding 3,327,144 shares of the Company's common stock, no par value per share ("Common Stock"), on May 5, 1997, which has been set as the record date (the "Record Date") with respect to this solicitation for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. The Company's Articles of Incorporation also authorize the issuance of up to 4,000,000 shares of preferred stock, no par value per share, of which no shares are presently issued and outstanding.

          A majority of the outstanding shares of Common Stock entitled to vote at the Meeting must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date for the Meeting on any matter submitted to the vote of the shareholders.

          The Company's Articles of Incorporation do not provide for cumulative voting. In the election of Class I Directors and Class II Directors, each of the three candidates receiving the highest number of votes will be elected. In the election of Class III Directors, the four candidates receiving the highest number of votes will be elected. The proposals to amend the Greater Bay Bancorp Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares and ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year ending December 31, 1997 each require the affirmative vote of the majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote.

          A proxy for use at the Meeting is enclosed. The proxy must be signed by you or your authorized agent. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and election to vote thereat. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If no instruction is specified in respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director set forth herein, "FOR" amendment of the ESPP, and "FOR" ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year ending December 31, 1997. It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting. If, however, any other matters are properly presented at the Meeting, the proxy will be voted in accordance with the best judgment and in the discretion of the proxy holders. Abstentions from voting on any matter other than the election of directors will have the effect of a vote "AGAINST" the proposal.

          If you hold your shares of Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such shares of Common Stock, your broker or nominee may, in its discretion, vote your shares of Common Stock "FOR" the election of the nominees for director set forth herein, "FOR" amendment of the ESPP and "FOR" ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year ending December 31, 1997.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

          The following table sets forth information as of February 28, 1997 concerning the beneficial ownership of Common Stock for the directors and the executive officers named in the Summary Compensation Table and as a group. Unless otherwise indicated, each director and executive officer listed below possesses sole voting power and sole investment power. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. As of February 28, 1997, no person known to the Company owned more than five percent (5%) of the outstanding shares.

                                                                                               SHARES BENEFICIALLY
                                                                                                    OWNED(2)
                                                                                       ----------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                                    NUMBER OF      PERCENTAGE OF
---------------------------------------                                                     SHARES           CLASS(3)
                                                                                       ----------------------------------
C. Donald Allen(4).......................................................                   55,482            1.70
Murray B. Dey(5).........................................................                   21,575            0.67
John M. Gatto(6).........................................................                   29,354            0.90
David R. Hood(7).........................................................                   21,272            0.65
James E. Jackson(8)......................................................                   49,104            1.51
David L. Kalkbrenner(9)..................................................                   38,946            1.19
Rex D. Lindsay(10).......................................................                   51,141            1.57
Duncan L. Matteson(11)...................................................                   41,750            1.28
Glen McLaughlin(12)......................................................                   45,365            1.39
Hall Palmer (13).........................................................                   22,179            0.68
Dick J. Randall(14)......................................................                  107,194            3.30
Donald H. Seiler(15).....................................................                   32,880            1.01
Steven C. Smith(16)......................................................                   30,886            0.95
Warren R. Thoits(17).....................................................                   29,065            0.90
Edwin E. van Bronkhorst(18)..............................................                   25,330            0.78
All directors and executive officers as a group (15 persons)(19).........                  596,841           17.56

-------------
(1) The address for each of the beneficial owners is care of the Company, 2860 West Bayshore Road, Palo Alto, California 94303.
(2) Includes shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 1997.
(3) Shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of February 28, 1997 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.
(4) Includes 414 shares held by Mr. Allen's spouse, 3,579 shares held in an IRA for Mr. Allen, 598 shares held in a 401(k) plan for Mr. Allen and 22,292 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 1997.
(5) Includes 14,563 shares held jointly with Mr. Dey's spouse as trustees of the Murray B. Dey and Wendy H. Dey Trust dated April 23, 1982 and 8,401 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 1997.
(6) Includes 12,662 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1997.
(7) Includes 5,526 shares held in an IRA for Mr. Hood, 276 shares held jointly by Mr. Hood and his spouse, 387 shares in a 401(k) plan for Mr. Hood and 15,083 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1997.
(8) Includes 32,109 shares held jointly by James E. Jackson and his spouse, 1,466 shares held in an IRA for the benefit of Mr. Jackson's spouse, 7,015 shares held in an IRA for Mr. Jackson, 1,385 shares held in a 401(k) plan for Mr. Jackson, and 7,131 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1997.
(9) Includes 9,047 shares held in an IRA for Mr. Kalkbrenner and 19,936 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 1997.
(10) Includes 36,927 shares held by the Rex D. and Leanor L. Lindsay Family Trust, 1,906 shares held by Mr. Lindsay as custodian for his minor grandchildren and 12,123 shares issuable upon the exercise of options exercisable within 60 days of February 28, 1997.
(11) Includes 30,000 shares held jointly with Mr. Matteson's spouse as trustees of the Matteson Family Trust, 9,000 shares held by the Matteson Realty Services, Inc. Defined Benefit Employees' Retirement Trust and 2,750 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 1997.
(12) Includes 4,861 shares held in a Keogh account for Mr. McLaughlin and 16,418 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 1997.
(13) Includes 1,548 shares held in an IRA for Mr. Palmer and 15,083 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 1997.
(14) Includes 98,334 shares held in by the Dick J. and Carolyn L. Randall Trust and 8,675 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 1997.
(15) Includes 24,580 shares held jointly with Mr. Seiler's spouse as trustees of the Seiler Family Trust and 2,000 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 1997.

(16) Includes 2,121 shares held in a 401(k) Plan for Mr. Smith, 8,743 shares held jointly by Mr. Smith and his spouse and 20,022 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 1997.
(17) Includes 9,832 shares held by Mr. Thoits as trustee of the Warren R. Thoits Trust dated December 30, 1983, 5,836 shares held by Thoits Brothers, Inc., 10,647 shares for which Mr. Thoits is the record holding trustee and 2,750 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 1997.
(18) Includes 22,580 shares held jointly with Mr. van Bronkhorst's spouse as trustees of the E. E. van Bronkhorst Trust dated July 12, 1997 and 2,750 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 1997.
(19) Includes 168,075 shares issuable upon the exercise of stock options exercisable within 60 days of February 28, 1997.

                        DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

          The Bylaws of the Company provide that the number of directors shall be no less than seven (7) nor more than thirteen (13), until changed by an amendment of Article IV, Section 1 of the Company's Bylaws, duly adopted by the vote or written consent of a majority of the outstanding shares entitled to vote. The Bylaws further provide that the exact number of directors shall be fixed from time to time, within the foregoing range, by an amendment of Article IV, Section 1(b) of the Bylaws, duly adopted by the Company's Board of Directors. Article IV, Section 1(b) of the Bylaws currently provides that the number of directors shall be ten (10).

          The Bylaws also provide for classification of the Board of Directors into three classes, designated as Class I, Class II and Class III, with each class consisting of a number of directors equal as nearly as practicable to one-third the total number of directors for so long as the Board of Directors consists of nine or more authorized directors. In addition, the Bylaws provide that the initial term of office of the Class I Directors will expire at the Annual Meeting of Shareholders to be held during 1998; the initial term of office of the Class II Directors will expire at the Annual Meeting of Shareholders to be held during 1999; and the initial term of office of the Class III Directors will expire at the Annual Meeting of Shareholders to be held during 2000.

          The persons named below, all of whom are present members of the Board of Directors of the Company, will be nominated for election to serve for an initial term of one, two or three years (as described above), and until their successors are elected and have qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of the Board of Directors' ten nominees, or as many thereof as possible. In the event that any of the nominees should be unable or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected to office.

          THE BOARD OF DIRECTORS HAS APPROVED THE ELECTION OF THE NOMINEES NAMED BELOW AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH NOMINEE AS A DIRECTOR OF THE COMPANY.

          The following table sets forth certain information, as of the Record Date, with respect to those persons nominated by the Board of Directors for election as directors, as well as all executive officers.

NAME                                                   POSITION(S)                                 AGE
--------------------------   ----------------------------------------------------------------      ---
DIRECTORS
CLASS I NOMINEES:
--------------------------
Duncan L. Matteson           Co-Chairman of the Board of the Company; Chairman of the               62
                               Board of Mid-Peninsula Bank
Edwin E. van Bronkhorst      Vice-Chairman of the Board                                             73
James E. Jackson             Director                                                               62

CLASS II NOMINEES:
--------------------------
John M. Gatto                Co-Chairman of the Board                                               59
Dick J. Randall              Director                                                               65
Donald H. Seiler             Director                                                               68

CLASS III NOMINEES:
--------------------------
Rex D. Lindsay               Vice-Chairman of the Board                                             71
David L. Kalkbrenner         Director; Chief Executive Officer and President of the Company         57
                               and Mid-Peninsula Bank
Glen McLaughlin              Director                                                               62
Warren R. Thoits             Director                                                               74

EXECUTIVE OFFICERS
C. Donald Allen              Chairman of the Board and Chief Executive Officer of Cupertino         62
                               National Bank & Trust
Murray B. Dey                Executive Vice President and Chief Credit Officer of Mid-              54
                               Peninsula Bank
David R. Hood                Executive Vice President and Chief Lending Officer of the              52
                               Company and Cupertino National Bank & Trust
Hall Palmer                  Executive Vice President and Senior Trust Officer of the               56
                               Greater Bay Trust Company and Cupertino National Bank & Trust
Steven C. Smith              Executive Vice President, Chief Operating Officer and Chief            45
                               Financial Officer of the Company; Executive Vice President
                               and Chief Operating Officer of Cupertino National Bank & Trust

          DUNCAN L. MATTESON, Co-Chairman of the Board of Directors of the Company since November 1996. He served as Chairman of the Board of the Company (formerly Mid-Peninsula Bancorp ("Mid-Peninsula")) from 1994 until the date of the November 1996 merger (the "Merger") of Cupertino National Bancorp ("Cupertino") and Mid-Peninsula, and has served as Chairman of the Board of Mid-Peninsula Bank ("MPB") since 1987. He is President of the Matteson Companies, a diversified group of real estate investment and property management corporations located in Menlo Park. He has been actively involved in the real estate investment and securities industries in the Palo

Alto/Menlo Park Area since 1959. He is a member of the Executive Committee of the Stanford Heart Council, and serves as a trustee of the Palo Alto Medical Foundation. As an appointee of the Governor, Mr. Matteson is Vice President of the board of directors of the Cow Palace. He is the Immediate Past-Chairman of the National Multi-Housing Council, a group of the leading apartment owners and managers throughout the United States.

          EDWIN E. VAN BRONKHORST, Vice-Chairman of the Board of Directors of the Company (formerly Mid-Peninsula) since 1994 and a director of MPB since 1987. Mr. van Bronkhorst retired from the Hewlett-Packard Company in 1984 and was, prior to his retirement, Senior Vice President, Chief Financial Officer and Treasurer of that company and served on its board of directors from 1962 to 1984. He currently serves as a member of the board of directors of the California Water Service Company and Nellcor Puritan Bennett, a manufacturer of medical equipment, and is a Trustee and Treasurer of the David & Lucile Packard Foundation.

          JAMES E. JACKSON, director of the Company since November 1996. He served as a director of Cupertino from 1984 to the date of the Merger and has served as a director of Cupertino National Bank & Trust ("CNB") since 1984. Mr. Jackson has been an attorney-at-law at the law firm Jackson & Abdalah, a Professional Corporation, since 1976.

          JOHN M. GATTO, Co-Chairman of the Company since November 1996. He was a director of Cupertino from 1984 to the date of the Merger and has served as a director of CNB since 1984. Mr. Gatto has been the sole proprietor of Maria Enterprises, a development consultant company, since December 1993. From 1984 to 1993, Mr. Gatto was an architect for Cypress Properties, a real estate development company.

          DICK J. RANDALL, director of the Company since November 1996. He served as a director of Cupertino from 1984 to the date of the Merger and has served as a director of CNB since 1984. Mr. Randall has been a private investor and rancher since 1993. From 1962 until his retirement in 1993, Mr. Randall served as the president of The William Lyon Co., a real estate development and construction company.

          DONALD H. SEILER, director of the Company (formerly Mid-Peninsula) since 1994 and of MPB since 1987. He is the founder and managing partner of Seiler & Company, Certified Public Accountants, in Redwood City and San Francisco. He has been a certified public accountant in San Francisco and the Peninsula area since 1952. He is presently a director of Ross Stores, Inc., serves on the audit committee of Stanford Health Services, is a past-president of the Jewish Community Federation of San Francisco, the Peninsula and Marin and Sonoma Counties. He is on the board of directors of the Peninsula Community Foundation.

          REX D. LINDSAY, Vice-Chairman of the Board of Directors of the Company since November 1996. He served as a director of Cupertino from 1984 to the date of the Merger and has served as a director of CNB since 1984. For approximately the past five years, Mr. Lindsay has been a rancher and a private investor.

          DAVID L. KALKBRENNER, President, Chief Executive Officer and a director of the Company and MPB. He has held such positions with the Company (formerly Mid-Peninsula) since 1994 and with MPB since 1987. He was employed by Crocker National Bank from 1963 to 1986. From 1981 to 1986, he served as First Vice President and Regional Manager of the Mid-Peninsula region, with administrative offices located in Palo Alto. He was responsible for the administration of 14 full-service branches from San Carlos to Sunnyvale, a business banking center in Palo Alto and the private banking office, also located in Palo Alto. From 1977 to 1981, he was Vice President and Manager of the main office of Crocker National Bank in Palo Alto. He is a member of the board of directors of the College of Notre Dame and is a former director of the Palo Alto Chamber of Commerce and the Community Association for the Retarded.

          GLEN MCLAUGHLIN, director of the Company since November 1996. He served as a director of Cupertino from 1984 to the date of the Merger and has served as a director of CNB since 1984. Mr. McLaughlin has also served as the Chairman of Venture Leasing Associates, an equipment leasing company, since December 1986.

          WARREN R. THOITS, director of the Company (formerly Mid-Peninsula) since 1994 and of MPB since 1987. He is a partner with the Palo Alto law firm of Thoits, Love, Hershberger & McLean. He is a native of Palo Alto and a graduate of Stanford University and its School of Law. Mr. Thoits has been very active in community and charitable organizations, having served as President of the Palo Alto Chamber of Commerce, the Palo Alto Rotary Club and as Chairman of the Palo Alto Area Chapter of the American Red Cross. He was formerly a member of the board of directors of Northern California Savings and Loan Association (now Great Western Bank).

          C. DONALD ALLEN, Chairman of the Board and Chief Executive Officer of CNB since 1990. He served as President and Chief Executive Officer and as a director of Cupertino from 1984 to the date of the Merger. Mr. Allen was a founding director and President of CNB.

          MURRAY B. DEY, Executive Vice President and Chief Credit Officer of MPB since 1987. From 1964 to 1986 he worked for Crocker National Bank. From 1975 to 1982, he was the Vice President and Assistant Manager of the main office of Crocker National Bank in Palo Alto. He became the Manager of that office in 1982 and held that position until 1984. From 1984 to 1986 he was the Area Market Manager in the Palo Alto/Menlo Park area. He currently serves as President and Treasurer of the Home Equity Loan Program for Seniors, Inc., and is a member of the Community Cabinet of the Lucille Packard Children's Hospital at Stanford.

          DAVID R. HOOD, Executive Vice President and Chief Lending Officer of the Company since November 1996. Since April 1995, he has served as Executive Vice President and Chief Lending Officer of CNB. From April 1985 to March
1995, he held positions of Vice President, Senior Vice President and Senior Loan Officer, Executive Vice President and Senior Lending Officer, and President of University Bank & Trust. From 1967 to 1985 Mr. Hood held various positions, the most recent of which was Vice President and Manager of the San Mateo Business Loan Center for Wells Fargo Bank, N.A.

          HALL PALMER, Executive Vice President and Senior Trust Officer of the Greater Bay Trust Company since November 1996. Mr. Palmer joined CNB in May 1995 as Executive Vice President and Senior Trust Officer. Prior to that time, from May 1987 to May 1995, Mr. Palmer served as Executive Vice President and Senior Trust Officer for University Bank & Trust. From 1984 to 1987, Mr. Palmer was Senior Vice President and Executive Trust Officer for Key Bank of Oregon. From 1968 to 1984, Mr. Palmer was Manager and Trust Officer for Wells Fargo Bank, N.A.

          STEVEN C. SMITH, Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company since November 1996 and Executive Vice President and Chief Operating Officer of CNB since 1995. He is a certified public accountant who joined Cupertino and CNB in December 1993 as Senior Vice President and Chief Financial Officer, and in 1995 was named Executive Vice President and Chief Operating Officer of Cupertino and CNB. From July 1993 to December 1993, Mr. Smith served as Executive Vice President and Chief Financial Officer of Commercial Pacific Bank. From 1992 to July 1993, Mr. Smith served as Executive Vice President and Chief Financial Officer of First Charter Bank.
From 1984 to 1991, Mr. Smith served as Senior Vice President of Finance and Treasurer of Fidelity Federal Bank, a federal savings bank.

THE BOARD OF DIRECTORS AND COMMITTEES

          The Company has five standing committees including an Audit Committee, an Executive Committee, a Loan Committee, a Trust Oversight Committee and an Investment/ALCO Committee.

          The Audit Committee of the Company, which held three meetings in 1996, is chaired by Mr. Seiler, and Messrs. McLaughlin, Randall and Thoits are members. The purpose of the Audit Committee, among other things, is to direct the activities of the external auditors of the Company in order to fulfill the legal and technical requirements necessary to adequately protect the directors, shareholders and employees of the Company. It is also the responsibility of this committee to recommend to the Board of Directors the appointment of independent accountants and to make certain that the external auditors have the necessary freedom and independence to freely examine all the Company records.

          The Executive Committee of the Company, which also acts as the Executive Compensation Committee and the Nominating Committee, held nine meetings during 1996 and is chaired by Mr. Matteson, and Messrs. Gatto,

Kalkbrenner, Lindsay and van Bronkhorst are members. The purpose of the Executive Compensation Committee is to determine the salary and bonus structure for the Company's executive officers and supervise the compensation scheme for the Company's other officers. In addition, the Executive Compensation Committee determines appropriate awards under the Company's 1996 Stock Option Plan (the "1996 Option Plan") and administers the Company's retirement plan. In performing its duties as the Nominating Committee, the Executive Committee selects management's nominees for election as directors and considers recommendations for nominees submitted by shareholders, if such recommendations are made in writing and in accordance with the procedures for shareholder nominations described in the Company's Bylaws and in the Notice of Annual Meeting of Shareholders.

          During the year ended December 31, 1996, the Board of Directors of the Company held a total of eight meetings. All of the persons who were directors of the Company during 1996 attended at least 75% of the aggregate of (i) the total number of such Company Board meetings and (ii) the total number of meetings held by all committees of the Board of Directors of the Company on which he served during such year.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     Summary of Cash and Certain Other Compensation

          The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the five most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1996. In all cases, payment was for services in all capacities to the Company (and its predecessors, Mid-Peninsula Bancorp and Cupertino), and its subsidiaries, MPB and CNB during the years ended December 31, 1996, 1995 and 1994.

                                                    SUMMARY COMPENSATION TABLE
                                                                                                         LONG
                                                                                                         TERM
                                                                 ANNUAL COMPENSATION                 COMPENSATION
                                                     -------------------------------------------     ------------
                                                                                    OTHER             SECURITIES
                                                                                    ANNUAL            UNDERLYING         ALL OTHER
                                                      SALARY(1)    BONUS(2)     COMPENSATION(3)        OPTIONS/         COMPENSATION

NAME AND PRINCIPAL POSITION                  YEAR        ($)         ($)              ($)             SARS(4) (#)         (5) ($)
--------------------------------------------------   -----------  ----------   -----------------     ------------       ------------

David L. Kalkbrenner                         1996      182,083      124,000          8,400              20,000             71,054
   President and CEO of the Company and      1995      150,000       97,000          8,400              15,000             45,033
    MPB                                      1994      142,110       74,000          8,400               1,062             13,142

C. Donald Allen                              1996      185,858        7,500             --               3,816             69,123
   Chairman and CEO of CNB                   1995      161,177        7,500             --                  --             14,580
                                             1994      150,000           --             --                  --             11,153

Steven C. Smith                              1996      139,020       70,860          6,000               9,131             28,501
   Executive Vice President, COO and         1995      127,250       48,000          6,000               8,968              7,033
    CFO of the Company; EVP and              1994      103,416       30,000          6,000               8,968                830
    COO of CNB

David R. Hood                                1996      124,120       62,490          6,000               7,131             31,354
   Executive Vice President and              1995       85,462       48,000          4,250              13,453              2,153
    Chief Lending Officer of the             1994           --           --             --                  --                 --
    Company and CNB

Murray B. Dey                                1996      124,425       80,000          6,000               6,000             37,054
   Executive Vice President and              1995      120,000       67,000          6,000                  --             23,891
    Chief Credit Officer of MPB              1994      115,870       42,000          6,000               1,062             10,089

Hall Palmer                                  1996      122,600       62,490          6,000               4,631             33,343
   Executive Vice President and Senior       1995       80,000       48,000          4,000              13,453              2,580
    Trust Officer of Greater Bay Trust       1994           --           --             --                  --                 --
    Company and CNB


___________________
(1) Annual salary includes cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the Company's 401(k) Plan.
(2) Amounts indicated as bonus payments were earned for performance during 1996, 1995, and 1994 but paid in the first quarters of 1997, 1996, and 1995, respectively.
(3) No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer's total annual salary and bonus during 1996, 1995, or 1994. Amounts shown are for automobile allowances.
(4) Under the 1996 Option Plan, options may be granted to directors and key, full-time salaried officers and employees of the Company, MPB and CNB. Options granted under the 1996 Option Plan are either incentive options or non-statutory options. Options granted under the 1996 Option Plan become exercisable in accordance with a vesting schedule established at the time of grant. Vesting may not extend beyond ten years from the date of grant. Options granted under the 1996 Option Plan are adjusted to protect against dilution in the event of certain changes in the Company's capitalization, including stock splits and stock dividends. All options granted to the named executive officers were incentive stock options and have an exercise price equal to the fair market value of the Common Stock on the date of grant. For David L. Kalkbrenner and Murray B. Dey, the amounts shown have been adjusted to give effect to a five percent stock dividend in December 1993, and the conversion ratio pertaining to the merger transaction whereby WestCal National Bank merged with and into MPB and MPB became a wholly owned subsidiary of the Company, which transaction was consummated on October 7, 1994. For C. Donald Allen, Steven C. Smith, David R. Hood and Hall Palmer, the amounts shown give effect to the conversion ratio pertaining to the Merger between the Company and Cupertino which became effective on November 27, 1996.
(5) Amounts shown for David L. Kalkbrenner include $2,600 in directors' fees, $3,612 in term life insurance premiums and $6,930 in 401(k) plan matching contributions in 1994; $2,400 in directors' fees, $3,903 in term life insurance premiums, $31,800 accrued under his Executive Salary Continuation Agreement and $6,930 in 401(k) plan matching contributions in 1995; and $2,400 in directors' fees, $11,000 in term life insurance premiums, $50,529 accrued under his Executive Salary Continuation Agreement and $7,125 in 401(k) plan matching contributions in 1996.

    Amounts shown for C. Donald Allen include $8,400 in directors' fees and $2,753 in 401(k) plan matching contributions in 1994; $8,150 in directors' fees, $4,500 in 401(k) plan matching contributions and $1,930 to fund retirement benefits in 1995; and $9,734 in directors' fees, $4,750 in 401(k) plan matching contributions and $54,639 to fund retirement benefits in 1996.

    Amounts shown for Steven C. Smith include $830 in 401(k) plan matching contributions in 1994; $4,500 in 401(k) plan matching contributions and $2,513 to fund retirement benefits in 1995; and $4,750 in 401(k) plan matching contributions and $23,751 to fund retirement benefits in 1996.

    Amounts shown for David R. Hood, who joined the Company in April 1995, include $2,153 in payments to fund his retirement benefits in 1995; $4,750 in 401(k) plan matching contributions and $26,604 to fund his retirement benefits in 1996.

    Amounts shown for Murray B. Dey include $3,159 in term life insurance premiums and $6,930 in 401(k) plan matching contributions in 1994; $2,060 in term life insurance premiums, $14,901 accrued under his Salary Continuation Agreement and $6,930 in 401(k) plan matching contributions in 1995; and $6,250 in term life insurance premiums, $23,679 accrued under his Salary Continuation Agreement and $7,125 in 401(k) plan matching contributions in 1996.

    Amounts shown for Hall Palmer, who joined the Company in May 1995, include $2,580 to fund his retirement benefits in 1995; $4,750 in 401(k) plan matching contributions and $28,593 to fund his retirement benefits in 1996.

   Employment Contracts and Termination of Employment and Change-in-Control Arrangements

          Effective March 3, 1992, the Company entered into a two-year employment agreement with David L. Kalkbrenner which provides for automatic one-year extensions until the agreement is terminated as described below. The agreement, as amended, provides for, among other things: (a) a base salary of $135,000 per year, as adjusted at the discretion of the Board of Directors; (b) a discretionary annual bonus based upon the pre-tax net profits of the Company,
(c) payment to Mr. Kalkbrenner of his base salary (reduced by the amount received by him from state disability insurance or workers' compensation or other similar insurance through policies provided by the Company) for a period of six months if he becomes disabled so that he is unable to perform his duties;
(d) four weeks annual vacation leave; (e) a $500,000 life insurance policy; (f) an automobile allowance; and (g) reimbursement for ordinary and necessary expenses incurred by Mr. Kalkbrenner in connection with his employment. The agreement may be terminated with or without cause, but if the agreement is terminated due to the occurrence of circumstances that make it impossible or impractical for the Company to conduct or continue its business, the loss by the Company of its legal capacity to contract, the Company's breach of the terms of the agreement, or in the Company's discretion by giving not less than 30 days' prior written notice of termination, Mr. Kalkbrenner will be entitled to receive severance compensation equal to 24 months of Mr. Kalkbrenner's then existing base salary. The agreement further provides that in the event of a "change in control" as defined therein and within a period of two years following consummation of such change in control: (a) Mr. Kalkbrenner's employment is terminated; (b) any adverse change occurs in the nature and scope of Mr. Kalkbrenner's position, responsibilities, duties, salary, benefits or location of employment; or (c) any event occurs which reasonably constitutes a demotion, significant diminution or constructive termination of Mr. Kalkbrenner's employment, Mr. Kalkbrenner will be entitled to receive severance compensation in an amount equal to two and one-half times his average annual compensation for the five years immediately preceding the change in control (or for such shorter time as Mr. Kalkbrenner was employed by the Company).

          The Company has entered into an Executive Salary Continuation Agreement with C. Donald Allen effective as of August 1, 1993. The agreement provides for an annual benefit of up to $100,000 to be paid to Mr. Allen or his designated beneficiary over a period of one hundred and eighty (180) months.
The benefit is effective upon: (i) Mr. Allen's attainment of sixty-five (65) years of age or his death or disability prior to such time if he were actively employed by the Company at the time; (ii) termination of his employment by the Company without "cause" (as defined in the agreement); (iii) termination or constructive termination of his employment by the Company, after the occurrence of a "change of control" in the Company or CNB as defined in the agreement. Although this agreement is intended to provide Mr. Allen with an additional incentive to remain in the employ of the Company, the agreement states it shall not be deemed to constitute a contract of employment between Mr. Allen and CNB nor shall any provision of this agreement restrict the right of Mr. Allen to terminate his employment. The agreement shall have no impact or effect upon any separate written employment agreement which Mr. Allen may have with the Company.

          The Company has entered into Employment, Severance and Retirement Benefits Agreements with Steven C. Smith effective as of September 1, 1994, David R. Hood, effective as of April 14, 1994 and Hall Palmer effective as of May 1, 1995. Each employment agreement sets the officer's beginning annual salary, subject to annual cost of living adjustments, with the initial salary payable to Mr. Smith being set at $135,000 and the initial salary payable to Mr. Hood and Mr. Palmer being set at $120,000. Each of these employment agreements entitles the officer to severance benefits equal to 12 months' salary in the event that such officer's employment is terminated for any reason other than death, disability, retirement or certain acts of misconduct, or in the event that such officer resigns within one year after a change in control of the Company upon a reduction in responsibilities or compensation or certain other events deemed to be unfavorable to the officer. In addition, the agreements entitle each officer to certain retirement benefits. See "Retirement Benefits" herein.

     1996 Stock Option Plan

          The Company's Board of Directors has adopted the 1996 Option Plan for the purpose of offering selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing shares of Common Stock. The 1996 Option Plan provides both for the grant of nonstatutory options as well as incentive stock options intended to qualify under Section 422 of the Code.

          Options granted under the 1996 Option Plan contain provisions pursuant to which, in the event of a Change in Control (as defined below) of the Company, all unexercised options will become exercisable in full prior to such event, unless the surviving corporation substitutes a substantially equivalent option. The 1996 Option Plan provides that a "Change of Control" will occur in the event of (i) a change in the composition of the Board of Directors, as a result of which fewer than half of the incumbent directors are directors who either (a) had been directors of the Company (including prior service as a director of either CNB or MPB) 24 months prior to such change or (b) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company at the effective time of the Merger or 24 months prior to such change (whichever is later) and who were still in office at the time of the election or nomination or (ii) any "person" (as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) who is or became the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities.

     Retirement Benefits

          Pursuant to the employment agreements between the Company and Messrs. Smith, Hood and Palmer, each such officer or his spouse (should she survive him) is entitled to retirement benefits based upon the proceeds of a split-dollar life insurance policy maintained by the Company for each officer's benefit.
Each officer may begin receiving benefits upon reaching "retirement age" (as defined in each agreement) or upon termination of employment, whichever occurs later. Benefits are payable in the form of draws against the annual increase in the cash surrender value of the officer's insurance policy from the time benefits commence, up to a maximum annual draw of $55,000 for Mr. Hood, $44,000 for Mr. Palmer and $60,000 for Mr. Smith (or such lesser amount as shall have vested, as described below) with the increase in value in excess of such amount becoming the property of the Company. The right to make such draws continues during the lifetime of the officer and his surviving spouse, but in no case longer than 40 years. The right to this retirement benefit vests at 1/84 of such amount monthly following the effective date of such employment agreement, provided that vesting is subject to acceleration upon the occurrence of certain events following a Change in Control, as such term is defined in each employment agreement. See "Employment Contracts and Termination of Employment and Change in Control Arrangements" herein.

     Stock Options

          The following table provides the specified information concerning grants of options to purchase Common Stock made during the year ended December 31, 1996 to the persons named in the Summary Compensation Table:

                                                 OPTION GRANTS IN LAST FISCAL YEAR

                            INDIVIDUAL GRANTS IN FISCAL 1996
-------------------------------------------------------------------------------------------------
                                                                                                       POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                                                                                       ANNUAL RATES OF STOCK
                                                  % OF TOTAL                                             PRICE APPRECIATION
                                  NUMBER OF        OPTIONS                                               FOR OPTION TERM (1)
                                 SECURITIES       GRANTED TO       EXERCISE                             ---------------------
                                 UNDERLYING        EMPLOYEES        OR BASE
                                  OPTIONS          IN FISCAL        PRICE(3)         EXPIRATION            5%            10%
NAME                             GRANTED(2)          YEAR            ($/SH)             DATE              ($)            ($)
---------------------------      ----------       ----------       ---------         ----------         -------        -------
David L. Kalkbrenner.......        10,000                            16.75            01/17/06          105,340        266,952
                                   10,000                            21.75            12/17/06          136,785        346,639
                                 ----------
                                   20,000          16.12
C. Donald Allen............           816                            15.94            05/16/02            4,424         10,036
                                    3,000                            21.75            12/17/06           41,035        103,992
                                 ----------
                                    3,816           3.08
Steven C. Smith............         1,631                            15.94            05/16/02            8,842         20,059
                                    7,500                            21.75            12/17/06          102,588        259,979
                                 ----------
                                    9,131           7.36
David R. Hood..............         1,631                            15.94            05/16/02            8,842         20,059
                                    5,500                            21.75            12/17/06           75,232        190,651
                                 ----------
                                    7,131           5.75
Murray B. Dey..............         3,000                            16.75            01/17/06           31,602         80,086
                                    3,000                            21.75            12/17/06           41,035        103,992
                                 ----------
                                    6,000           4.84
Hall Palmer................         1,631                            15.94            05/16/02            8,842         20,059
                                    3,000                            21.75            12/17/06           41,036        103,992
                                 ----------
                                    4,631           3.74

--------------------
(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased in 1996 at $15.94 would yield profits of $10.02 per share at 5% appreciation over ten years, or $25.40 per share at 10% appreciation over the same period. One share of stock purchased in 1996 at $21.75 would yield profits of $13.68 per share at 5% appreciation over ten years, or $34.66 per share at 10% appreciation over the same period. One share of stock purchased in 1996 at $16.75 would yield profits of $10.53 per share at 5% appreciation over ten years, or $26.70 per share at 10% appreciation over the same period.
(2) Generally, options granted under the 1996 Option Plan vest at the rate of 25% of the options granted for each full year of the optionee's continuous employment with the Company and are exercisable to the extent vested. See also "Employment Contracts and Termination of Employment and Change in Control Arrangements" herein.
(3) All options listed were granted at the estimated fair market value on the date of grant.

     Option Exercises and Holdings

          The following table provides the specified information concerning exercises of options to purchase Common Stock in the fiscal year ended December 31, 1996, and unexercised options held as of December 31, 1996, by the persons named in the Summary Compensation Table:



                                   AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE


                                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                   SHARES            VALUE          OPTIONS AT 12/31/96(#)            12/31/96($)(1)
                                  ACQUIRED ON       REALIZED     ----------------------------    ----------------------------
NAME                              EXERCISE (#)        ($)        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------    --------------    ----------    -----------    -------------    -----------    -------------
David L. Kalkbrenner                 4,917           27,068         12,307          32,894         161,550         255,302
C. Donald Allen                         --               --         22,291           3,000         375,135           7,875
Steven C. Smith                         --               --         20,022          10,489         274,109          61,728
David R. Hood                           --               --         15,083           5,500         210,358          14,438
Murray B. Dey                        1,203            6,623          6,550           7,366          89,916          47,554
Hall Palmer                             --               --         15,083           3,000         210,358           7,875

------------------
(1) Based on the closing price of Common Stock on December 31, 1996, the last trading day in 1996, which was $24.375.

     Executive Committee's Report on Executive Compensation

          Set forth below is a report of the Executive Committee addressing the Company's compensation policies for 1996 applicable to the Company's executives.

          The Report of the Executive Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

          The Executive Committee of the Board of Directors acts as the Executive Compensation Committee of the Company. The Executive Committee establishes the overall compensation and employee benefits of the Company and approves specific compensation levels for executive officers. It is a goal of the Executive Committee to implement executive officer compensation programs that further the business objectives of the Company and that attract, retain and motivate the best qualified executive officers. Currently, the members of the Executive Committee are John M. Gatto, Duncan L. Matteson, David L. Kalkbrenner, Rex D. Lindsay and Edwin E. van Bronkhorst. Each member of the Executive Committee is a non-employee director of the Company, except for Mr. Kalkbrenner.

          The Company's executive compensation policies and specific executive compensation programs are adopted and administered in accordance with the principal goal of maximizing return on shareholders' equity. The Executive Committee believes that this performance goal, and the long-term interests of the Company's shareholders generally, are best achieved by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Executive Committee believes that the Company's executive officer compensation policies are consistent with this policy.

          In addition, the Executive Committee believes that while the Company's compensation programs should reflect the philosophy that executive compensation levels be linked to Company performance, such compensation programs should also be competitive and consistent with those provided to others holding positions of similar responsibility in the banking and financial services industry. The Company's compensation plans are designed to assist the Company in attracting and retaining qualified employees critical to the Company's long-term success, while enhancing employees' incentives to perform to their fullest abilities to increase profitability and maximize shareholder value.

          Certain of the Company's executive officers, including the Chief Executive Officer, have written employment agreements with the Company which were entered into prior to the Merger (see "DIRECTORS AND EXECUTIVE OFFICERS -- Compensation of Executive Officers and Directors -- Employment Contracts and Termination of Employment and Change-in-Control Arrangements"). The base salaries and bonuses paid to these executive officers for 1996 were originally established and approved by the respective compensation committees of Mid-Peninsula and Cupertino. The Executive Committee, on which two former members of each of the Mid-Peninsula and Cupertino compensation committees serve, subsequently approved and ratified the determinations by the Mid-Peninsula and Cupertino compensation committees regarding 1996 compensation under the employment agreements. In addition, the level of compensation granted to other executive officers from time to time, is determined by the Executive Committee based on factors that the Executive Committee deems appropriate.

          Annual compensation levels for executive officers and compensation levels to be implemented from time to time in written employment agreements with executive officers are determined by the Executive Committee based primarily on its review and analysis of the following factors: (i) the responsibilities of the position, (ii) the performance of the individual and his or her general experience and qualifications, (iii) the overall financial performance (including return on equity, levels of general and administrative expense and budget variances) of the Company for the previous year and the contributions to such performance measures by the individual or his or her department, (iv) the officer's total compensation during the previous year, (v) compensation levels paid by comparable companies in similar industries, (vi) the officer's length of service with the Company, and (vii) the officer's effectiveness in dealing with
external and internal audiences.   The Executive Committee believes that the
base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries.

          The base salary of the Company's Chief Executive Officer was determined primarily on the terms of his employment agreement effective as of March 3, 1992 (the "Agreement"). The Agreement set Mr. Kalkbrenner's base salary at $135,000 for the calendar year ended December 31, 1992, and provides for annual adjustments by the Board of Directors and for a discretionary annual bonus based upon the pre-tax net profits of the Company. In addition, the Chief Executive Officer's compensation for 1996 was based in part on his progress in achieving certain additional criteria. These criteria included completing the Merger, results in meeting the Company's strategic business plan, and leadership abilities. Based on the foregoing, in 1996 Mr. Kalkbrenner received a base salary of $182,083 and a bonus of $124,000.

          While the Executive Committee establishes salary and bonus levels based on the above described criteria, the Executive Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of the Company's shareholders and enhances the Company's ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options granted by the Company pursuant to the Company's 1996 Option Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the Common Stock increases over fair market value on the date of grant. Stock options have been granted to each of the executive officers and to other officers or key employees of the Company. Through the 1996 Option Plan, there will be an additional direct relationship between the Company's performance and benefits to executive officer Plan participants.

Dated:  May 13, 1997                   EXECUTIVE COMMITTEE

                                       Duncan L. Matteson, Chairman
                                       John M. Gatto
                                       David L. Kalkbrenner
                                       Rex D. Lindsay
                                       Edwin E. van Bronkhorst

     Compensation Committee Interlocks and Insider Participation

          The Executive Committee acts as the Executive Compensation Committee of the Company. The members of the Executive Committee are Messrs. Gatto, Matteson, Kalkbrenner, Lindsay and van Bronkhorst. None of these persons serves or has served as an officer or employee of the Company, MPB or CNB, except for Mr. Kalkbrenner, who serves as the Chief Executive Officer and President of the Company and MPB. Mr. Matteson has an interest in a building leased by MPB. See "Certain Relationships and Related Transactions" herein.

          During 1996, the Executive Committee of Mid-Peninsula served as the Compensation Committee for Mid-Peninsula Bancorp and MPB. The members of the Executive Committee were Messrs. Kalkbrenner, Matteson, Seiler, Thoits and van Bronkhorst. No person who served as a member of the Executive Committee of Mid-Peninsula during 1996 has ever been an officer or employee of Mid-Peninsula Bancorp or MPB, except Mr. Kalkbrenner.

          During 1996, the Executive Committee of Cupertino served as the Compensation Committee of Cupertino and CNB. The members of the Executive Committee were Messrs. Gatto, Lindsay, McLaughlin and Randall. No person who served as a member of the Executive Committee of Cupertino during 1996 has ever been an officer or employee of Cupertino or CNB.

     Performance Graph

          The following graph compares, for the period from December 31, 1991 through December 31, 1996, the yearly percentage change in the Company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the Nasdaq Total Return Index and (ii) the cumulative total return of an index comprised of independent banks and bank holding companies with less than $1 billion in assets. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

          The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                       [PERFORMANCE GRAPH APPEARS HERE]


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                                 PERIOD ENDING
                                        ---------------------------------------------------------------
INDEX                                   12/31/91   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
-------------------------------------------------------------------------------------------------------

GREATER BAY BANCORP                       100.00      71.79      74.12     139.13     188.93     280.87
NASDAQ TOTAL RETURN INDEX                 100.00     116.38     133.59     130.59     184.67     227.16
LESS THAN $1 BILLION INDEPENDENT
  BANK PROXY                              100.00     104.57     134.41     127.26     176.18     260.15

---------------------------
Source:  SNL Securities L.C.

     Director Compensation

          Directors of MPB received $200 for each board meeting attended during 1996. Non-employee directors of MPB received $150 for each committee meeting attended in 1996. Non-employee directors of MPB's Loan Committee received a $500 per month retainer as well as $150 for each meeting attended during 1996. Total compensation for MPB directors in 1996 was $63,590.

          For 1996, the Chairman and Vice Chairman of the Board of CNB received annual retainers of $15,000 and $12,500, respectively. All other directors received an annual retainer of $10,000. In addition, the Chairman and Vice Chairman of the Directors' Loan Committee received annual retainers of $4,500, and other members received annual retainers of $4,000. The Chairman of the Audit Committee received an annual retainer of $2,000, and Audit Committee members each received an annual retainer of $1,500. The Trust Committee Chairman received an annual retainer of $2,000 and Trust Committee members each received $1,500. The Compensation Committee members each received an annual retainer of $1,000. Total compensation for CNB directors in 1996 was $158,374.

          For 1997, the Co-Chairmen of the Board of the Company will receive annual retainers of $14,000. All other non-officer directors will receive annual retainers of $9,000. Loan Committee members will receive retainers of $6,000, Trust Oversight Committee members will receive retainers of $3,000, and Audit Committee and Investment/ALCO Committee members will receive retainers of $1,000. Members of the Boards of Directors of CNB and MPB will receive retainers of $1,800 each. The estimated total compensation for the Board of Directors in 1997 is $189,500.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company, through MPB and CNB, has had, and expects in the future to have, banking transactions in the ordinary course of its business with the Company's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Company are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended.

          MPB leases its offices at 420 Cowper Street, Palo Alto, California 94301 from MPB Associates, a tenant-in-common arrangement in which three directors of the Company, Messrs. Matteson, Seiler and Thoits, and four other directors of MPB hold an approximate 51% interest. The acquisition of MPB's leased premises by MPB Associates in 1990 did not result in a change in the terms of MPB's lease.

          The lease, which originally expired in May 1993, has been extended through January 2000. MPB pays an annual rental of $560,000 for the entire leased space. Additionally, MPB pays real property taxes, utilities, and building insurance, to the extent they exceed, on an annual basis, $1.40 per rentable square foot, $1.60 per rentable square foot, and $0.17 per rentable square foot, respectively. The rent will be adjusted every twelve months beginning June 1, 1997 in accordance with the change in the immediately preceding year over 1992 in the Consumer Price Index for All Urban Consumers, San Francisco/Oakland Metropolitan Area, All-Items (1967 = 100) as published by the U.S. Department of Labor, Bureau of Labor Statistics. The lease also contains a provision granting MPB a right of first refusal to purchase the building during the term of the lease upon the same terms and conditions that the landlord is willing to accept from a third party.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish to the Company copies of all Section 16(a) forms they file.

          Based solely on review of the copies of such forms furnished to the Company, or written representation that no Form 5 was required, the Company believes that during the fiscal year ended December 31, 1996 all executive officers, directors and greater than ten-percent beneficial owners complied with all Section 16(a) filing requirements applicable to them, except as follows:
Following the consummation of the Merger, a Form 4 reporting the change in ownership as a result of the consummation of the Merger was filed late for each of the former directors of Cupertino and executive officers of Cupertino who became directors and executive officers of the Company after the Merger. These individuals included Messrs. Allen, Gatto, Hood, Jackson, Lindsay, McLaughlin, Palmer, Randall and Smith.

                   AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

          The Board of Directors of the Company adopted the ESPP and the shareholders of the Company approved the ESPP in connection with Merger, which was consummated on November 27, 1996. The ESPP provides for the purchase of Common Stock by employees of the Company and any subsidiaries designated by the Board of Directors. Management believes that the ESPP is an important factor in attracting and retaining qualified employees essential to the success of the Company. The Board of Directors has approved an amendment to the ESPP, subject to shareholder approval, increasing the number of shares reserved for issuance under the ESPP by 100,000 shares. The amendment will enable eligible employees of the Company to continue to purchase shares under the terms and conditions of the ESPP. As of the Record Date, a total of 76,434 shares of Common Stock were available for issuance under the ESPP, as previously approved by the shareholders.

SUMMARY OF THE PROVISIONS OF THE ESPP, AS AMENDED

          The following summary of the ESPP is qualified in its entirety by the specific language of the ESPP, a copy of which is available to any shareholder upon request.

          General.   The ESPP is intended to qualify as an "employee stock
purchase plan" under section 423 of the Internal Revenue Code (the "Code"). The ESPP gives each participant the right at the beginning of each offering period under the plan to purchase shares of Common Stock (a "Purchase Right"), which Purchase Right will be exercised on each purchase date under the ESPP unless the participant has withdrawn from participation in the offering or in the plan prior to such purchase date. As previously approved by the shareholders, a maximum of 82,318 of the authorized but unissued shares of Common Stock may be issued under the ESPP. As of the Record Date, 76,434 shares were available for future issuance under the ESPP. The Board of Directors has adopted a resolution to amend the ESPP, subject to shareholder approval, to increase by 100,000 shares the aggregate maximum number of shares that may be issued under the plan. Accordingly, in the event the proposal is approved, 176,434 shares of Common Stock will be available for issuance under the ESPP. In the event of any stock dividend, stock split, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, or, at the Board's discretion in the event of any reorganization, recapitalization, rights offering, consolidation or merger of the Company, proportional adjustments will be made to the number of shares subject to the ESPP and outstanding Purchase Rights and to the purchase price. If any Purchase Right expires or terminates, the shares of Common Stock subject to such Purchase Right are returned to the ESPP and may again be subjected to a Purchase Right.

          Administration. The Purchase Price is administered by the Board of Directors or by a duly appointed committee thereof.

          Eligibility. Any employee of the Company or of any subsidiary corporation of the Company designated by the Board of Directors is eligible to participate in the ESPP so long as the employee is customarily employed for at least 20 hours per week and at least five months in a calendar year and has completed three months of continuous employment. However, no employee who owns or holds options to purchase, or as a result of participation in the ESPP would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company is entitled to participate in the ESPP. As of the Record Date, 182 employees were eligible to participate in the ESPP.

          Offerings. Generally, each offering of shares under the ESPP (an "Offering") is for a period of three months, commencing on the first day of each calendar quarter. However, the Board of Directors may establish a different term for one or more Offerings or different commencement or ending dates.

          Participation and Purchase of Shares. Participation in the ESPP is limited to eligible employees who authorize payroll deductions, which may not exceed 15% of compensation for each pay period during an Offering or such other rate as the Board determines. If an Offering is shorter than 13 weeks, the maximum withholding percentage will equal 15%, or such other rate determined by the Board, multiplied by 13 and divided by the number of weeks in the Offering. Once an employee becomes a participant in the ESPP, the employee will automatically participate in each successive Offering until such time as the employee ceases to be an eligible employee, withdraws from the ESPP, or terminates employment.

          Subject to certain limitations, each participant in an Offering has a Purchase Right equal to 15% of the participant's base compensation for the Offering (determined at the rate of base compensation in effect on the first day of the Offering) divided by 85% of the fair market value of a share of Common Stock on the first day of the Offering. Participants may not purchase shares of Common Stock having a fair market value exceeding $25,000 for each calendar year in which the participant participates in the ESPP (measured by the fair market value of the Common Stock on the first day of the Offering in which the shares are purchased).

          At the end of each Offering, a participant acquires the number of shares of Common Stock determined by dividing the total amount of payroll deductions from the participant's compensation during the Offering by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for the Offering. The purchase price per share at which the shares are sold under the ESPP generally equals 85% of the lesser of the fair market value of a share of Common Stock on the first day of the Offering or on the last day of the Offering. The fair market value of the Common Stock on any relevant date generally will be the average of the high and low sales prices per share of the Common Stock on such date as reported on the Nasdaq National Market. As of the Record Date, the fair market value of Common Stock was $27.75 per share. Any payroll deductions under the ESPP not applied to the purchase of shares is returned to the participant, except for an amount insufficient to purchase another whole share, which amount may be applied to the next Offering.

          A participant may withdraw from an Offering at any time without affecting his or her eligibility to participate in future Offerings. However, once a participant withdraws from an Offering, that participant may not again participate in the same Offering.

          Merger or Sale. In the event of a merger of the Company or a sale of all or substantially all of its assets, the Board of Directors may accelerate the last day of the current Offering to a date on or before the effective date of the transaction unless the successor corporation or a parent or subsidiary corporation thereof assumes or substitutes substantially equivalent purchase rights for those outstanding under the ESPP. Unless otherwise provided by the Board of Directors, the current Offering will terminate immediately prior to a dissolution or liquidation of the Company.

          Termination or Amendment. The ESPP will continue until terminated by the Board of Directors or until all of the shares reserved for issuance under the ESPP have been issued. The Board of Directors may amend or terminate the ESPP at any time, except that the approval of the Company's shareholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the ESPP, changing the designation of employees eligible to participate in the ESPP, or materially increasing the benefits which may accrue to participants under the ESPP.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE ESPP

          The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the ESPP as a stock purchase plan that meets the requirements of section 423 of the Code and does not attempt to describe all potential tax consequences. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

          A participant recognizes no taxable income either as a result of commencing to participate in the ESPP or purchasing shares of Common Stock under the terms of the ESPP. If a participant disposes of shares purchased under the ESPP within two years from the first day of the applicable Offering or within one year from the purchase date (a "disqualifying disposition"), the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant's holding period is more than twelve months, otherwise it will be short-term.

          If the participant disposes of shares purchased under the ESPP at least two years after the first day of the applicable Offering and at least one year after the date of purchase, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable Offering. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

          If the participant still owns the shares at the time of death, ordinary income will be recognized in the year of death equal to the lesser of
(i) the excess of the fair market value of the shares on the date of death over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the Offering in which the shares were purchased.

          The Company should be entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by section 162(m) of the Code, which imposes a $1 million cap on the amount of compensation paid to a corporation's five most highly-compensated executive officers that the corporation may deduct in any year for federal income tax purposes, subject to the exclusion of certain forms of incentive-based compensation. In all other cases, no deduction is allowed to the Company.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

          The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have the same effect as a negative vote for purposes of approving the proposal to amend the ESPP.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                  "FOR" APPROVAL OF THE  AMENDMENT OF THE ESPP


         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors has appointed Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as its independent public accountants for the year ending December 31, 1997, and shareholders are being asked to ratify the appointment. The appointment was recommended by the Audit Committee. Coopers & Lybrand, the Company's accountants for the year ended December 31, 1996, performed audit services for 1996 which included the examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission. All professional services rendered by Coopers & Lybrand during 1996 were furnished at customary rates and terms. Representatives of Coopers & Lybrand will be present at the Meeting and will be available to respond to appropriate questions from shareholders.

          Prior to the Merger, Cupertino's independent accountants were Coopers & Lybrand and Mid-Peninsula's independent accountants were KPMG Peat Marwick, LLP ("Peat Marwick"). On consummation of the Merger, Mid-Peninsula changed its name to Greater Bay Bancorp and on December 17, 1996, Greater Bay Bancorp changed its independent accountants by terminating its engagement of Peat Marwick and selecting Coopers & Lybrand as its independent accountants to audit its financial statements for the year ended December 31, 1996. The decision to terminate the Company's engagement of Peat Marwick and select Coopers & Lybrand was unanimously recommended by the Company's Audit Committee and approved by the Company's Board of Directors. During the two most recent fiscal years of the Company and any subsequent interim period preceding the aforesaid change, there were no disagreements between the Company and Peat Marwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of Peat Marwick would have caused them to make reference to the subject matter of the disagreement in their report.

          Peat Marwick's report on the financial statements for 1994 and 1995 contained no adverse opinion or disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except their report dated January 22, 1996, relating to the consolidated balance sheets of Mid-Peninsula and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, referenced other auditors. On October 7, 1994, the Company acquired San Mateo County Bancorp on a pooling-of-interests basis. Peat Marwick did not audit the consolidated financial statements of San Mateo County Bancorp as of and for the year ended December 31, 1993. These statements, which were included in the 1993 restated consolidated financial statements, were audited by other auditors, whose report contained an explanatory paragraph regarding the adoption Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," and SFAS No. 115, "Accounting for Certain Investments, Debt and Equity Securities." Peat Marwick's report, insofar as it relates to the amounts included for San Mateo County Bancorp, is based solely on the report of other auditors.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.


                                 ANNUAL REPORT

          Together with this Proxy Statement, the Company has distributed to each of its shareholders an annual report for the year ended December 31, 1996. The annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Coopers & Lybrand, the Company's independent public accountants.

          UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO WARREN R. THOITS, SECRETARY OF THE COMPANY, AT 2860 WEST BAYSHORE ROAD, PALO ALTO, CALIFORNIA 94303, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.


                           PROPOSALS OF SHAREHOLDERS

          Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the Proxy Statement for the Company's 1998 Annual Meeting of Shareholders must be submitted by a shareholder prior to January 13, 1998, in a form that complies with applicable regulations.

                                 OTHER BUSINESS

          The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.


Dated:  May 13, 1997                   GREATER BAY BANCORP

                                       /s/ David L. Kalkbrenner
                                       -------------------------------------
                                       DAVID L. KALKBRENNER
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                          Dated:  March 27, 1997


                         [LOGO OF GREATER BAY BANCORP]

                                  GREATER BAY
                                    BANCORP


                          EMPLOYEE STOCK PURCHASE PLAN


A.   PURPOSE, HISTORY AND DESCRIPTION
     --------------------------------

     The Employee Stock Purchase Plan (the "Purchase Plan") of Greater Bay Bancorp (the "Company") provides eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase shares of the Company's Common Stock through payroll deductions.

     The Purchase Plan, under which 82,318/1/ shares of the Company's Common Stock are reserved for issuance to all employees of the Company and its Designated Subsidiaries who meet certain minimum employment criteria, was adopted by the Board of Directors and shareholders of Greater Bay Bancorp and assumed by the Company in connection with the merger of Cupertino National Bancorp with and into the Company, which was consummated on November 27, 1996. The Plan was subsequently amended by the Board of Directors on March 27, 1997.

     The following terms shall have the meanings defined below:

          (a) "Code" means the Internal Revenue Code of 1986, as amended.

          "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

------------------

/1/ The number of shares is adjusted for stock dividends subsequent to the date of the original approval of the Purchase Plan.

          (b) "Designated Subsidiaries" means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Purchase Plan.

          (c) "Employee" means any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (d) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (e) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

B.   SHARE RESERVE
     -------------

     The maximum number of shares which may be issued under the Purchase Plan is 82,318/2/ shares of the Company's authorized but unissued Common Stock (the "Shares") subject to adjustment upon changes in capitalization of the Company as provided in paragraph N below. In the event that any option granted under the Purchase Plan (a "Plan Option") for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Plan Option may again be made subject to a Plan Option. The Shares to be sold to participants in the Purchase Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of Shares which would otherwise be subject to Plan Options granted pursuant to paragraph G hereof on the Offering Date of an Offering Period exceeds the number of Shares then available under the Purchase Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the Shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of Shares subject to a Plan Option to each Participant affected thereby and shall return any excess funds accumulated in each Participant's account as soon as practicable after the termination of such Offering Period.

--------------------------

/2/ The number of shares is adjusted for stock dividends subsequent to the date of the original approval of the Purchase Plan.

C.   ADMINISTRATION
     --------------

     The Purchase Plan may be administered by the Board or by a duly appointed committee of the Board. Any subsequent references to the Board shall also mean the committee if it has been appointed. All questions of interpretation of the Purchase Plan or of any Plan Options shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Purchase Plan and/or any Plan Option. Subject to the provisions of the Purchase Plan, the Board shall determine all of the relevant terms and conditions of Plan Options granted pursuant to the Purchase Plan; provided, however, that all Participants granted Plan Options pursuant to the Purchase Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Purchase Plan shall be paid by the Company.

D.   ELIGIBILITY
     -----------

     Any Employee is eligible to participate in the Purchase Plan and any Offering under the Purchase Plan except the following:

     (i) an Employee who has not completed three months of continuous employment with the Company or Designated Subsidiary as of the commencement of the Offering Period (as hereinafter defined); and

     (ii) an Employee who (a) owns or (b) holds options to purchase, or who, as a result of participation in the Purchase Plan, would (a) own or (b) hold options to purchase, stock of the Company possessing five percent or more of the total combined voting power or value of all classes of the Company within the meaning of section 423(b)(3) of the Code.

E.   OFFERING DATES
     --------------

     (i)   OFFERING PERIODS.  The Purchase Plan shall be implemented by four
           -----------------
annual offering periods of three months' duration (each of which referred to herein as an "Offering Period"), commencing on the first day of each calendar quarter (January 1, April 1, July 1, and October 1) and ending on the last day of each calendar quarter (March 31, June 30, September 30, and December 31). The first Offering Period shall commence on July 1, 1991. The Board may, however, establish a different term for one or more future Offerings and/or different commencing and/or ending dates for such Offerings without Shareholder approval, if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. An employee who becomes eligible to participate in the Purchase Plan after an Offering Period has commenced shall not be eligible to participate during such Offering Period. The first day of an Offering Period shall be the "Offering Date" for such Offering Period.

     (ii)  GOVERNMENT APPROVAL; SHAREHOLDER APPROVAL.  Notwithstanding any other
           ------------------------------------------
provisions of the Purchase Plan to the contrary, any Plan Option granted pursuant to the Purchase

Plan shall be subject to (a) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Plan Options and/or the Shares, and (b) in the case of Plan Options with an Offering date after an amendment to the Purchase Plan, obtaining any necessary approval of the shareholders of the Company required by paragraph R below.

F.   PARTICIPATION IN THE PURCHASE PLAN
     ----------------------------------

     (i)   INITIAL PARTICIPATION.  An eligible Employee may elect to become a
           ---------------------
Participant effective on the first Offering Date after satisfying the eligibility requirements set forth in paragraph D above by delivering a subscription agreement authorizing payroll deductions (a "Subscription Agreement") to the Company's payroll office at such time at least seven (7) days prior to an Offering Date as may be established by the Company (the "Enrollment Date"). An eligible Employee who does not deliver a Subscription Agreement to the Company's payroll office prior to the Enrollment Date for the first Offering Date after becoming eligible to participate in the Purchase Plan shall not participate in the Purchase Plan for that Offering Period or for any subsequent Offering Period unless such Employee subsequently enrolls in the Purchase Plan by filing a Subscription Agreement with the Company prior to the applicable Enrollment Date for such subsequent Offering Date.

     (ii)  AUTOMATIC PARTICIPATION IN SUBSEQUENT OFFERINGS.  A participant shall
           ------------------------------------------------
automatically participate in each succeeding Offering Period until such time as such Participant withdraws from the Purchase Plan pursuant to paragraph K below or terminates employment with the Company. A Participant is not required to file an additional Subscription Agreement for such Offering Periods in order to automatically participate therein.

G.   RIGHT TO PURCHASE SHARES
     ------------------------

     Subject to the limitations set forth in paragraphs B, I(iii), I(v), and J(ii), on each Offering Date, each Participant shall be granted a Plan Option to purchase (at the purchase price determined under paragraph H) a number of whole Shares arrived at by dividing (a) an amount equal to 15% of the Participant's Compensation for the Offering Period beginning on such Offering Date determined at the rate of such Participant's Compensation in effect as of such Offering Date by (b) 85% of the fair market value of a share of the Company's Common Stock on the Offering Date. "Compensation" includes all amounts paid in cash and includable as "wages" subject to tax under section 3101(a) of the Code without applying the dollar limitation of section 3121(a) of the Code. Accordingly, "Compensation" includes salaries, commissions, bonuses and contributions made at the direction of the Participant pursuant to certain qualified cash or deferred arrangements. "Compensation" does not include reimbursements of expenses, allowances, or any amount deemed received by a Participant without the actual transfer of cash or any amounts directly paid pursuant to the Purchase Plan or any other stock purchase or stock option plan. The fair market value of a share of the Company's Common Stock shall be determined in accordance with paragraph H.

H.   PURCHASE PRICE
     --------------

     The purchase price at which Shares may be acquired in any Offering under the Purchase Plan shall be set by the Board. Unless otherwise provided by the Board before the commencement of an Offering Period, the purchase price for the Offering Period shall be 85% of the lesser of (i) the fair market value of the Company's Common Stock, as determined by the Board, on the Offering Date of such Offering Period or (ii) the fair market value of the Company's Common Stock, as determined by the Board, on the last day of the Offering Period. In no event may the purchase price be lower than the price specified in the previous sentence. The fair market value of the Company's Common Stock at any point in time has been determined to be the average of the high and low sales prices of the Company's Common Stock on such date as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System.

I.   PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS
     ---------------------------------------------

     (i)   ACCUMULATION OF PAYROLL DEDUCTIONS. The purchase price of Shares to
           -----------------------------------
be acquired in an Offering Period shall be accumulated by payroll deductions over the Offering Period. Except as set forth below, the amount of Compensation to be withheld from a Participant's Compensation during each pay period shall be determined by the Participant's subscription agreement.

     (ii)  DECREASE OF PAYROLL DEDUCTIONS.  During an Offering Period, a
           -------------------------------
Participant may elect to decrease the rate of payroll deductions from his or her Compensation by filing an amended Subscription Agreement with the Company on or before the "Change Notice Date". The "Change Notice Date" shall initially be the seventh day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time.

     (iii) MAXIMUM DEDUCTIONS.  The amount of payroll deductions with respect to
           -------------------
the Purchase Plan for any Participant during any pay period shall not exceed 15%, or such other rate as may be determined from time to time by the Board, of the Participant's Compensation (as hereinabove defined) for such pay period; provided, however, that in the event the Offering Period is shorter than 13 weeks, the maximum withholding percentage shall be adjusted to equal 15%, or such other rate as may be determined from time to time by the Board, multiplied by 13 and divided by the number of weeks in the Offering Period.

     (iv)  COMMENCEMENT OF PAYROLL DEDUCTIONS.  Payroll deductions shall
           ----------------------------------
commence on the first payday following the Offering Date of an Offering Period and shall continue to the end of such Offering Period unless sooner altered or terminated as provided in the Purchase Plan.

     (v)   CERTAIN RULES TO BE ESTABLISHED BY COMPANY.  The Company may, from
           -------------------------------------------
time to time, establish (i) a minimum required amount of payroll deductions for participation in any Offering, (ii) limitations on the frequency and/or number of changes in the amount of payroll deductions during an Offering, (iii) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Purchase Plan.

     (vi)  NO INTEREST ON PAYROLL DEDUCTION.  Interest shall not be accrued or
           ---------------------------------
paid on payroll deductions from a Participant's Compensation.

     (vii) PARTICIPANT ACCOUNTS.  Individual accounts shall be maintained for
           ---------------------
each Participant. All payroll deductions from a Participant's compensation shall be credited to the Participant's account under the Purchase Plan and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

J.   PURCHASE OF SHARES
     ------------------

     (i)   PURCHASE.  On the last day of an Offering Period, each Participant
           ---------
who has not withdrawn from the Offering or whose employment has not terminated on or before such last day shall automatically purchase that number of whole Shares arrived at by dividing the total amount credited to Participant's account pursuant to paragraph I(vii) above by the Purchase Price established pursuant to paragraph H above (subject to the limitation in paragraph J(ii) below). All additional cash remaining in the Participant's account for such completed Offering shall be refunded to the Participant as soon as practicable after the last day of the Offering Period. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company shall maintain such cash in the Participant's account to be applied toward the purchase of Shares in the next subsequent Offering.

     (ii)  FAIR MARKET VALUE LIMITATION.  No participant shall be granted a Plan
           -----------------------------
Option which would permit the Participant to purchase Shares under the Purchase Plan (and all similar plans of the Company and any Subsidiary) at a rate which exceeds $25,000 of the fair market value of such Shares (determined at the time of grant) for each calendar year in which such Plan Option is outstanding.

     (iii) RIGHTS AS A SHAREHOLDER AND EMPLOYEE.  A Participant shall have no
           -------------------------------------
rights as a shareholder by virtue of the Participant's participation in the Purchase Plan until the date of issuance of a certificate or certificates for the Shares being purchased pursuant to the exercise of the Participant's Plan Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates is issued. Nothing in the Purchase Plan shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

     (iv)  WITHHOLDING TAX.  At the time the Shares are purchased for a
           ----------------
Participant, the Company shall withhold from the Participant's Compensation the amount necessary to make adequate provision for federal and state withholding obligations of the Company, if any, which arise upon such purchase.

K.   WITHDRAWAL
     ----------

     (i)   NOTICE OF WITHDRAWAL.  A participant may withdraw all, but not less
           ---------------------
than all, of the payroll deductions credited to his account under the Purchase Plan by signing and delivering to the Company's payroll office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of the Offering Period. Unless otherwise indicated, withdrawal from an Offering does not result in a withdrawal from the Purchase Plan or any succeeding Offering pursuant to the Purchase Plan. A Participant is prohibited from again participating in the current Offering upon withdrawal from such Offering at any time.

     (ii)  RETURN OF PAYROLL DEDUCTIONS.  Upon withdrawal from an Offering the
           -----------------------------
Participant's interest in that Offering shall terminate, and, as soon as practical after the withdrawal, the withdrawn Participant's accumulated payroll deductions shall be returned to the Participant.

     (iii) WITHDRAWAL FROM THE PURCHASE PLAN; SUBSEQUENT PARTICIPATION.  A
           -----------------------------------------------------------
Participant may withdraw from the Purchase Plan by signing and delivering to the Company's payroll office a written notice of withdrawal on a form provided by the Company for such purpose. In the event a Participant voluntarily elects to withdraw from the Purchase Plan, the Participant may not resume participation in the Purchase Plan during the same Offering Period, but may participate in any succeeding Offering under the Purchase Plan by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Purchase Plan.

L.   TERMINATION OF EMPLOYMENT
     -------------------------

     Termination of a Participant's Continuous Status as an Employee for any reason, including retirement or death, or the failure of a Participant to remain an Employee eligible to participate in the Purchase Plan, shall terminate the Participant's participation in the Purchase Plan immediately. Upon such termination, the payroll deductions credited to the Participant's account shall be returned to the Participant (or in the case of the Participant's death, to the Participant's legal representative) and all rights under the Purchase Plan shall terminate. A Participant whose participation has been so terminated may again become eligible to participate in the Purchase Plan by again satisfying the requirements of paragraph D above.

M.   DESIGNATION OF BENEFICIARY
     --------------------------

     A Participant may file a written designation of a beneficiary who is to receive Shares and/or cash, if any, from such Participant's account under the Purchase Plan in the event of such Participant's death at a time when cash or Shares are held for his account. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, the to such other person as the Company may reasonably designate.

N.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
     ------------------------------------------

     Subject to any required action by the shareholders of the Company, the number of Shares covered by each Plan Option under the Purchase Plan which has not been exercised and the number of shares of Common Stock which have been authorized for issuance under the Purchase Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each Plan Option under the Purchase Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Plan Option.

     In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Plan Option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the "Acquiring Corporation"). If the Acquiring Corporation elects not to assume or substitute for the outstanding Plan Options, the Board may, in its sole discretion and notwithstanding any other provision herein to the contrary, adjust the ending date of the then current Offering Period to a date on or before the effective date of such proposed transaction. If the Board makes such an adjustment to the ending date of the Offering Period, the Board shall notify the Participants of such new ending at least ten days in advance thereof.

     The board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding Plan Option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

O.   TRANSFERABILITY
     ---------------

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a Plan Option or to receive Shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in paragraph M hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph K.

P.   REPORTS
     -------

     Each Participant who purchases Shares in an Offering period shall receive as soon as practical after the last day of each Offering Period a report of such Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased and the remaining cash balance to be refunded or retained in the Participant's account pursuant to paragraph J(i) above, if any.

Q.   TERM OF THE PURCHASE PLAN
     -------------------------

     The Purchase Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. The Purchase Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Purchase Plan have been issued, whichever shall come first.

R.   AMENDMENT OR TERMINATION OF THE PURCHASE PLAN
     ---------------------------------------------

     The Board may at any time amend or terminate the Purchase Plan, except that such termination cannot affect Plan Options previously granted under the Purchase Plan, nor may any amendment make any change in a Plan Option previously granted under the Purchase Plan which would adversely affect the right of any Participant (except as may be necessary to qualify the Purchase Plan pursuant to section 423 of the Code), nor may any amendment be made without obtaining the approval of the shareholders of the Company within 12 months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Purchase Plan, or change the designation of the employees (or class of employees) eligible for participation in the Purchase Plan.

S.   NOTICES
     -------

     All notices or other communications by a Participant to the Company in connection with the Purchase Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

T.   SHAREHOLDER APPROVAL
     --------------------

     The Purchase Plan and any increase in the number of Shares reserved under the Purchase Plan must be approved by a majority of the votes cast at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Purchase Plan, within twelve months before or after the date the Purchase Plan has been adopted or the increase in the number of Shares reserved under the Purchase Plan has been approved by the Board.

U.   CONDITIONS UPON ISSUANCE OF SHARES
     ----------------------------------

     Shares shall not be issued with respect to a Plan Option unless the exercise of such Plan Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of a Plan Option and if required by applicable securities laws, the Company may require the Participant for whose account the Plan Option is being exercised to represent and warrant at the time of such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

V.   ERISA AND INTERNAL REVENUE CODE SECTION 401
     -------------------------------------------

     The Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and is not qualified under section 401(a) of the Code.

                              GREATER BAY BANCORP
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned shareholder(s) hereby nominate(s), constitute(s) and appoint(s) David L. Kalkbrenner, Steven C. Smith and Warren R. Thoits,
  and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders (the "Meeting") of GREATER BAY BANCORP (the "Company") to be held at the principal executive offices of the Company, 2860 West Bayshore Road,
  Palo Alto, California 94303, on Wednesday, June 18, 1997, at 5:00 p.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.
  1. ELECTION OF DIRECTORS.
     [_] FOR ALL CLASS I, CLASS II AND CLASS III DIRECTOR NOMINEES LISTED
         BELOW (except as indicated to the contrary below).
     [_] WITHHOLD AUTHORITY to vote for all Class I, Class II and Class III
         Director nominees listed below.
    Class I Director nominees: James E. Jackson, Duncan L. Matteson and Edwin E. van Bronkhorst
    Class II Director nominees: John M. Gatto, Dick J. Randall and Donald H. Seiler
    Class III Director nominees: David L. Kalkbrenner, Rex D. Lindsay, Glen McLaughlin and Warren R. Thoits
  INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee(s)
              write that nominee's(s') name in the space below.
     ----------------------------------------------------------------
  2. AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN ("ESPP") to increase the number of shares of the Company's common stock reserved for issuance thereunder by 100,000 shares.
                       [_] FOR   [_] AGAINST   [_] ABSTAIN
  3. RATIFICATION OF APPOINTMENT OF COOPERS & LYBRAND L.L.P. as
  independent public accountants of the Company for the year ending
  December 31, 1997.
                       [_] FOR   [_] AGAINST   [_] ABSTAIN
  4. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Meeting.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

                           PLEASE SIGN AND DATE BELOW
    The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said Meeting. The undersigned acknowledges receipt of the notice of said Annual Meeting and the Proxy Statement accompanying said notice.
    Please date this Proxy and sign exactly as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" AMENDMENT OF THE ESPP AND "FOR" RATIFICATION OF APPOINTMENT OF COOPERS & LYBRAND L.L.P. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" AMENDMENT OF THE ESPP AND "FOR" RATIFICATION OF APPOINTMENT OF COOPERS & LYBRAND L.L.P.

                                                     Dated:__________, 1997
                                                     Signed:_______________
                                                     Signed:_______________

            I(WE) WILL ___ WILL NOT ___ ATTEND THE MEETING IN PERSON.